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                                                                   Exhibit 10.30

                              AEROSONIC CORPORATION

                        1993 INCENTIVE STOCK OPTION PLAN

     1. Purpose. The AEROSONIC CORPORATION 1993 Incentive Stock Option Plan (the "Plan") is established to create additional incentive for key employees, directors and consultants of AEROSONIC CORPORATION and any present or future parent and/or subsidiary corporations of such corporation (collectively referred to as the "Company") to promote the financial success and progress of the Company.

     2. Administration. The Plan shall be administered by the Board of Directors (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

     3. Eligibility.

          (a) Eligible Persons. The Options may be granted only to employees (including officers), directors and consultants of the Company. The Board shall, in the Board's sole discretion, determine which persons shall be granted Options (an "Optionee"). A director or consultant of the Company shall be eligible to be granted only a nonqualified stock option unless the director or consultant is also an employee of the Company. An Optionee may, if otherwise eligible, be granted additional Options.

          (b) Fair Market Value Limitation. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which incentive stock options

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are exercisable for the first time by an Optionee during any calendar year
(under all stock option plans of the Company, including the plan, as determined in accordance with section 422(d) of the Code) shall not exceed $100,000 ("fair market value limitation").

     4. Shares Subject to Option. The maximum number of shares which may be issued under the Plan shall be 300,000 shares of the Company's authorized but unissued common stock, subject to adjustment as provided in Paragraph 7 below. In the event that any outstanding Option for any reason expires or is terminated and/or shares subject to repurchase are repurchased by the Company, the shares of common stock allocable to the unexercised portion of such Option, or so repurchased, may again be subjected to an Option.

     5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

     6. Terms, Conditions and form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the option price of the Option, the exercisability of the Option, and all other terms and conditions of the Option not inconsistent with this Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in the form of Exhibit "A" or such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

          (a) Option Price. The option price shall be not less than the fair market value, as determined by the Board, of the shares of common stock of the Company on the date

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of the granting of the Option, except that as to an Optionee who at the time the
Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company within the meaning of Section 422 of the Code and/or ten percent (10%) of the total combined value of all classes of stock of the Company (a "Ten Percent Owner Optionee"), the option price for any Option granted the Ten Percent Owner Optionee shall not be less than one hundred ten percent (110%) of the fair market value of the shares on the date the Option is granted. This restriction shall not apply to a Ten Percent Owner Optionee who is granted a nonqualified stock option. In any event, a Ten Percent Owner Optionee who is granted a nonqualified stock option shall have an Option exercise price not less then the fair market value of the stock at the time the option is granted.

          (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all of a portion of each Option shall be exercisable and the term of each Option, provided, however, that no Option shall be exercisable after the expiration of five (5) years from the date such Option is granted, and provided further that no incentive stock option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years from the date such Option is granted.

          (c) Payment of Option Price. Payment of the option price for the number of shares being purchased pursuant to any Option shall be made in the form of cashiers or certified check.

          (d) Restrictions on Transfer.

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          (i) Special Incentive Stock Option Limitation. During the lifetime of the Optionee who is granted an incentive stock option under the Plan, the Option shall be exercisable only by said Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

          (ii) Exercise in the Event of Death or Disability or Termination.

               a. If an Optionee shall die (i) while an employee of the Corporation or any Subsidiary or (ii) within three (3) months after termination of his employment with the Corporation or any Subsidiary because of his employment with the Corporation or any Subsidiary because of his disability (as determined by the Board). his Option may be exercised (to the extent that the Optionee would have been entitled to do so on the date of his death or such termination of employment) by the person or persons to whom the Optionee's rights under the Option passed by will or applicable law, at any time, or from time to time, but not later than the expiration date specified in Section 6 (b) of the Plan or (2) years after the Optionee's death, whichever date is earlier.

               b. If an Optionee's employment with the Corporation or any Subsidiary shall terminate because of his disability (as determined by the Board) and such Optionee has not died within the following three (3) months, the Optionee may exercise his Option (to the extent that the Optionee would have been entitled to do so on the date of such termination of employment) at any time, or from time to time, but not later than the expiration date specified in
Section 6(b) of the Plan or twelve (12) months after termination of employment, whichever date is earlier.

               c. If an Optionee's employment shall terminate voluntarily or involuntarily for any reason other than as described in Sections 6(d)(ii)a. or
b. above, the

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Optionee's right to exercise his Option shall terminate thirty (30) days after the date of such termination of employment.

     (e) Standard Option Terms.

          (i) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated by the Board as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement attached hereto as Exhibit "A" and incorporated herein by reference.

          (ii) Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Incentive Stock Option Agreement set forth as Exhibit "A" either in connection with the grant of an individual Option or in connection with the authorization of a new standard form; provided, however, that the terms and conditions of such option agreements shall be in accordance with the terms of the Plan.

     7. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of stock subject to this Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

     8. Provision of Information. Each Optionee shall be given information concerning the Company as determined by the Company's Board of Directors based upon the advise of counsel.

     9. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's

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shareholders, there shall be (i) no increase in the total number of shares covered by the Plan (except by operation of the provisions of Paragraph 7. above), and (ii) no change in the class of persons eligible to receive Options. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable the Option to qualify as an incentive stock option (as defined in the Code).

March 30, 1993   Date adopted by Board of Directors

                 Date approved by Shareholders
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